EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the AES Corporation's Registration Statement No. 333-82306, 333-115028 and 333-135128 on Form S-8 of our report dated June 29, 2006, appearing in this Annual Report on Form 11-K of the Employees' Thrift Plan of Indianapolis Power & Light Company for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Indianapolis, Indiana
June 29, 2006